Exhibit 21.1

THE GREENBRIER COMPANIES, INC.

LIST OF SUBSIDIARIES

As of August 31, 2020

Name	State of Incorporation	Names Under Which Does Business (if other than registered name)
Alliance Castings Company, LLC	DE
Apromat S.A.	Romania
ARI Component Venture LLC	DE
Astra Rail Industries S.A.	Romania
Astra Rail Project s.r.o.	Slovak Republic
Autostack Company LLC	OR
Axis, LLC	DE
Axis Operating Company LLC	DE
Castings LLC	DE
GBSummit, LLC	DE
GBW Railcar Services Canada Inc.	Canada
GGSynergy, S.A. de C.V.	Mexico
Greenbrier-Astra Rail B.V.	Netherlands
Greenbrier Central, LLC	OR
Greenbrier – GIMSA, LLC	OR
Greenbrier do Brasil Participações Ltda.	Brazil
Greenbrier Europe B.V.	Netherlands
Greenbrier Europe Holdings, B.V.	Netherlands
Greenbrier Germany GmbH	Germany
Greenbrier Industries, S.A. de C.V.	Mexico
Greenbrier International Holdings II, LLC	OR
Greenbrier Leasing Company LLC	OR	Greenbrier Intermodal
Greenbrier Leasing Limited	Nova Scotia, Canada
Greenbrier Leasing Limited Partner, LLC	DE
Greenbrier Leasing, L.P.	DE
Greenbrier Management Services, LLC	DE	CIT Rail Services
Greenbrier Maxion – Equipamentos e Serviços Ferroviários S.A.	Brazil
Greenbrier Maxion Funding I Ltda.	Brazil
Greenbrier MUL Holdings I LLC	OR
Greenbrier Omaha LLC	OR
Greenbrier Rail Holdings I, LLC	OR
Greenbrier Rail Holdings II, LLC	OR
Greenbrier Rail Holdings III, LLC	OR
Greenbrier Rail Services Holdings, LLC	OR
Greenbrier Rail Services-Tierra Blanca S.A. de C.V.	Mexico
Greenbrier Railcar Funding I LLC	DE
Greenbrier Railcar Leasing, Inc.	WA
Greenbrier Railcar LLC	OR
Greenbrier Railcar Sales Repair and Maintenance L.L.C.	UAE
Greenbrier S.A. de C.V.	Mexico

Greenbrier Tank Components, LLC	OR
Greenbrier Union Holdings I LLC	OR
Greenbrier-Concarril, LLC	DE
Gunderson – GIMSA S.A. de C.V.	Mexico
Gunderson LLC	OR
Gunderson Marine LLC	OR
Gunderson Rail Services LLC	OR	American Hydraulics GMO Parts Greenbrier Rail Services YSD Industries Greenbrier Castings
Gunderson Specialty Products, LLC	DE
Gunderson-Concarril S.A. de C.V.	Mexico
I.C.P.V. S.A.	Romania
Meridian Rail Acquisition Corp.	OR	Greenbrier Rail Services
Meridian Rail Holdings Corp.	OR
Meridian Rail Mexico City Corp.	OR
Mexico MeridianRail Services, S.A. de C.V.	Mexico
MUL Greenbrier Management Services, LLC	DE
Ohio Castings Company, LLC	DE
Rayvag Vagon Sanayi ve Ticaret A.S.	Turkey
Southwest Steel Casting Company, LLC	TX
Southwest Steel Property LLC	DE
WagonySwidnica sp. z o.o.	Poland
YSD Doors, S.A. de C.V	Mexico
Zaklad Transportu Kolejowego SIARKOPOL sp. z o.o.	Poland